EXHIBIT 99.1

REVOCABLE PROXY

SOUTHERN COMMUNITY FINANCIAL CORPORATION
4605 COUNTRY CLUB ROAD
WINSTON-SALEM, NORTH CAROLINA 27104

APPOINTMENT OF PROXY
SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert L. Davis and Karen B. Hilton, or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Southern Community Financial Corporation held of record by the undersigned on October 20, 2003, at the Special Meeting of Shareholders of Southern Community Financial Corporation to be held at the Village Inn Golf & Conference Center, Exit 184, Interstate 40, Clemmons, North Carolina at 10 a.m. on December 11, 2003, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposal described below:

1.	APPROVAL OF AGREEMENT AND PLAN OF SHARE EXCHANGE, AS AMENDED: Proposal to approve the Agreement and Plan of Share Exchange, As Amended, dated July 30, 2003 between Southern Community Financial Corporation and The Community Bank.

☐  FOR              ☐  AGAINST             ☐  ABSTAIN

2.	OTHER BUSINESS: Except as may be otherwise provided below, on such other matters as may properly come before the Special Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

AUTHORITY TO VOTE ON ADJOURNMENT OF SPECIAL MEETING. In the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the Agreement and Plan of Share Exchange, As Amended, the Board of Directors may propose one or more adjournments of the Special Meeting to allow time for further solicitation of proxies. The undersigned hereby:

☐	GRANTS AUTHORITY TO THE PROXIES TO VOTE IN FAVOR OF ANY SUCH ADJOURNMENT OR ADJOURNMENTS

☐	WITHHOLDS AUTHORITY FROM THE PROXIES TO VOTE IN FAVOR OF ANY SUCH ADJOURNMENT OR ADJOURNMENTS

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE
AND RETURN TO SOUTHERN COMMUNITY FINANCIAL CORPORATION.